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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, with respect to the financial statements of Security Benefit Life Insurance Company and the financial statements of Variflex included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Variflex.

                                                              Ernst & Young LLP

Kansas City, Missouri
April 24, 1997